UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 22, 2017

ZOOMPASS HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-203997	30-0796392
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

107 Atlantic Ave. , Suite 201 Toronto, Ontario M6K1Y2
(Address of Principal Executive Offices) (Zip Code)

(416) 767-8920
(Registrant's telephone number, including area code)
N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On August 22, 2017, Zoompass Holdings, Inc. (the "Company") learned that an Affidavit of Service averring service of a Summons in a Civil Case and Complaint for Violation of Federal Securities Laws on the Company had been filed the previous day in the United States District Court for the District of New Jersey in the matter entitled Naymish Patel, Individually and on behalf of all others similarly situated, v. Zoompass Holdings, Inc., Robert Lee and Brian Morales.  The complaint in this matter alleges, inter alia, that defendants violated the federal securities laws by, among other things, failing to disclose that the Company was engaged in an alleged unlawful scheme to promote its stock.  The Company has analyzed the complaint and, based on that analysis has concluded that the complaint is legally deficient and otherwise without merit.  The Company intends to vigorously defend against these claims.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOOMPASS HOLDINGS, INC.
August 23, 2017	By: /s/ Brian Morales
Brian Morales Chief Financial Officer